Exhibit 99.1

Ernst & Young Ltd
Maagplatz 1
P.O. Box
CH-8010 Zurich

Phone	+41 58 286 31 11
Fax	+41 58 286 40 20
www.ey.com/ch

To the Annual General Meeting of

Transocean Ltd., Steinhausen

Zurich, March 1, 2013

Report of the statutory auditor on the financial statements

As statutory auditor, we have audited the financial statements of Transocean Ltd., which comprise the statement of operations, balance sheet and notes pages (SR-2 to SR-20), for the year ended December 31, 2012.

Board of Directors’ responsibility

The Board of Directors is responsible for the preparation of the financial statements in accordance with the requirements of Swiss law and the company’s articles of incorporation. This responsibility includes designing, implementing and maintaining an internal control system relevant to the preparation of financial statements that are free from material misstatement, whether due to fraud or error. The Board of Directors is further responsible for selecting and applying appropriate accounting policies and making accounting estimates that are reasonable in the circumstances.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with Swiss law and Swiss Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers the internal control system relevant to the entity’s preparation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control system. An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of accounting estimates made, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements for the year ended December 31, 2012 comply with Swiss law and the company’s articles of incorporation.

Report on other legal requirements

We confirm that we meet the legal requirements on licensing according to the Auditor Oversight Act (AOA) and independence (article 728 CO and article 11 AOA) and that there are no circumstances incompatible with our independence.

In accordance with article 728a paragraph 1 item 3 CO and Swiss Auditing Standard 890, we confirm that an internal control system exists, which has been designed for the preparation of financial statements according to the instructions of the Board of Directors.

We further confirm that the proposed appropriation of available earnings complies with Swiss law and the company’s articles of incorporation. We recommend that the financial statements submitted to you be approved.

Ernst & Young Ltd

/s/ Robin Errico	/s/ Jolanda Dolente
Licensed audit expert	Licensed audit expert
(Auditor in charge)

TRANSOCEAN LTD.

STATEMENT OF OPERATIONS

(in CHF thousands)

	Year ended	Year ended
	December 31,	December 31,
	2012	2011

Income
Interest income	49	56
Total income	49	56

General and administrative expenses	51,632	81,126
Depreciation	268	253
Financial expenses	7,649	9,311
Interest expense	11,707	9,564
Total expenses	71,256	100,254

Net Income (loss)	(71,207)	(100,198)

See accompanying notes.

TRANSOCEAN LTD.
BALANCE SHEET

(in CHF thousands)

	December 31,	December 31,
	2012	2011
Assets
Cash	21,605	2,737
Receivables from affiliates	11,272	7,051
Trade and other current assets	2,712	5,734
Total current assets	35,589	15,522

Property and equipment	1,222	1,257
Less accumulated depreciation	808	563
Property and equipment, net	414	694

Investment in affiliates	17,436,710	17,282,047
Treasury shares	256,949	256,949
Other non-current assets	78	69
Total assets	17,729,740	17,555,281

Liabilities and shareholders’ equity
Accounts payable to affiliates	876	212
Interest payable to affiliates	2,643	6,631
Dividend payable	—	259,451
Trade and other current liabilities	11,529	4,896
Total current liabilities	15,048	271,190

Long-term note payable to affiliates	542,512	465,097
Other non-current liabilities	1,737	760
Total non-current liabilities	544,249	465,857

Share capital	5,607,459	5,477,029
Legal reserve
General legal reserves
Reserve from capital contribution	11,165,400	9,882,947
Reserve for treasury shares
Reserve from capital contribution	307,300	295,100
Free reserve
Dividend reserve from capital contribution	—	1,001,667
Retained earnings
Earnings brought forward	161,491	261,689
Net Income (loss) of the period	(71,207)	(100,198)
Total shareholders’ equity	17,170,443	16,818,234
Total liabilities and shareholders’ equity	17,729,740	17,555,281

See accompanying notes.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS

Note 1 — General

Transocean Ltd. (“Transocean,” the “Company,” the “Group”, “we,” “us”, or “our”) is the parent company of Transocean Inc., Transocean Management Ltd., and Transocean Services AS. The statutory financial statements are of overriding importance for the purpose of the economic and financial assessment of the Company. The unconsolidated statutory financial statements of the Company are prepared in accordance with Swiss law.

The financial statements of Transocean Ltd. have been prepared in accordance with the requirements of the Swiss Code of Obligations. Transocean Ltd. is listed on the New York Stock Exchange and on the SIX Swiss Exchange, and is registered with the commercial register in the canton of Zug.

Note 2 — Summary of Significant Accounting Policies

Exchange rate differences — The Company keeps its accounting records in U.S. Dollars (“USD”) and translates them into Swiss Francs (“CHF”) for statutory reporting purposes. Assets and liabilities denominated in foreign currencies are translated into CHF using the year-end rates of exchange, except investments in affiliates and the Company’s equity (other than current-year transactions), which are translated at historical rates. Income statement transactions are translated into Swiss Francs at the average rate of the year. Exchange differences arising from business transactions and net unrealized losses are recorded in the income statement. Net unrealized gains are deferred and recorded in other current liabilities on the balance sheet.

Current assets and liabilities — Current assets and liabilities are recorded at cost less adjustments for impairment of value.

Financial assets—Financial assets are recorded at acquisition cost less adjustments for impairment of value.

Cash—Cash consists of cash in the bank.

Property and equipment — Property and equipment consists primarily of office equipment and is recorded at historical cost net of accumulated depreciation. We generally provide for depreciation under the straight-line method. The estimated original useful life of our office equipment is four years.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

Note 3 — Investment in Affiliates

(in CHF thousands), except for share capital amount (local currency)

				Share
			Ownership	capital amount		Investment
Company name	Purpose	Domicile	interest	(local currency)		2012	2011

Transocean Inc.	Holding	Cayman Islands	100%	USD	0.01	16,476,108	16,476,108
Transocean Management Ltd.	Management and administration	CH - Geneva	90%	CHF	100.00	90	90
Transocean Services AS	Management and administration	Norway	99%	NOK	100.00	960,512	805,849

Principal indirect investments in affiliates include:

Company name	Purpose	Domicile	Ownership interest

Global Marine Inc.	Leasing/Operating	United States	100%
GSF Leasing Services GmbH	Leasing	CH - Zug	100%
Sedco Forex Holdings Limited	Leasing/Operating	Cayman Islands	100%
Sedco Forex International Inc.	Leasing/Operating	Panama	100%
Transocean Drilling Offshore S.a.r.l.	Leasing/Operating	Luxembourg	100%
Transocean Financing GmbH	Financing	CH - Zug	100%
Transocean Hungary Holdings LLC	Leasing/Operating	Hungary	100%
Transocean Norway Drilling AS	Holding	Norway	100%
Transocean Offshore Deepwater Drilling Inc.	Leasing/Operating	United States	100%
Transocean Offshore Holdings Limited	Holding	Cayman Islands	100%
Transocean Offshore International Ventures Limited	Leasing/Operating	Cayman Islands	100%
Transocean Venture Holdings GmbH	Holding	CH - Zug	100%
Transocean Worldwide Inc.	Holding	Cayman Islands	100%
Triton Asset Leasing GmbH	Leasing	CH - Zug	100%
Triton Hungary Investments 1 Kft.	Holding	Hungary	100%
Triton Nautilus Asset Leasing GmbH	Leasing	CH - Zug	100%

TRANSOCEAN LTD
NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

Note 4 — Shareholders’ Equity

(in CHF thousands except share data)

			Legal reserve		Free reserve
				Reserve for
			General legal	treasury shares -
			reserves - reserve	reserve from	Reserve from	Dividend reserve		Total
	Ordinary shares		from capital	capital	capital	from capital	Retained	shareholder’s
	Shares	Amount	contribution	contribution (a)	contribution	contribution	earnings	equity

Balance at December 31, 2010	335,235,298	5,028,529	7,925,000	279,628	3,243,051	—	261,689	16,737,897

Treasury share repurchases	—	—	(15,472)	15,472	—	—	—	—
Transfer to general reserve	—	—	3,243,051	—	(3,243,051)	—	—	—
Tranfer to free reserve - dividend reserve	—	—	(1,937,000)	—	—	1,937,000	—	—
Dividend	—	—	—	—	—	(935,333)	—	(935,333)
Authorized capital increase	29,900,000	448,500	667,368	—	—	—		1,115,868
Net Income	—	—	—	—	—	—	(100,198)	(100,198)
Balance at December 31, 2011	365,135,298	5,477,029	9,882,947	295,100	—	1,001,667	161,491	16,818,234

TPDI put option exercise	8,695,351	130,430	286,860	—	—	—	—	417,290
Treasury share repurchases	—	—	(12,200)	12,200	—	—	—	—
Transfer from divdend payable	—	—	—	—	—	6,126	—	6,126
Transfer to general reserve	—	—	1,007,793	—	—	(1,007,793)	—	—
Net income	—	—	—	—	—	—	(71,207)	(71,207)
Balance at December 31, 2012	373,830,649	5,607,459	11,165,400	307,300	—	—	90,284	17,170,443

(a)              The reserve for treasury shares represents the cost of treasury shares held directly by Transocean Ltd. and indirectly by Transocean Inc.  During 2012, our affiliate, Transocean Inc., purchased 269,082 treasury shares in connection with share-based compensation valued at CHF 12.2 million. During 2011, our affiliate purchased 224,121 treasury shares in connection with share-based compensation valued at CHF 15.5 million. See Note 5—Treasury Shares.

Conditional share capital — Our articles of association provide for conditional capital that allows the issuance of 167,617,649 additional registered shares without obtaining additional shareholder approval.  The conditional shares may be issued:

(1)         Through the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations convertible into or exercisable or exchangeable for Transocean Ltd. registered shares or shares of one of its group companies or any of their respective predecessors ; or

(2)         In connection with the issuance of registered shares, options or other share-based awards to directors, employees, contractors, consultants or other persons providing services to Transocean Ltd. or one of its subsidiaries.

In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations convertible into or exercisable or exchangeable for Transocean Ltd. registered shares, the board of directors is authorized to withdraw or limit the advance subscription rights of shareholders in certain circumstances.

Authorized share capital — At the annual general meeting on May 13, 2011, our shareholders approved an authorized share capital in the amount of CHF 1,005,705,855, authorizing the issuance of a maximum of 67,047,057 fully paid-in shares with a par value of CHF 15 each, which expires on May 13, 2013.  On November 18, 2011, our board of directors resolved, based on our authorized share capital contained in our articles of association dated May 13, 2011, to increase our share capital through the issuance of up to 30,000,000 new, fully paid in shares.  In December 2011, we completed a public offering of 29.9 million shares at a share price of USD 40.50, equivalent to CHF 37.32 using an exchange rate of USD 1.00 to CHF 0.9215.  On December 5, 2011, we received proceeds of CHF 1.1 billion, net of underwriting discounts and commissions, estimated issuance costs and the Swiss Federal Issuance Stamp Tax.  These issuance costs totaling CHF 48 million were expensed and are included in general and administrative expenses. At December 31, 2011, the authorized share capital amounted to CHF 557,205,855, authorizing the issuance of a maximum of 37,147,057 fully paid-up shares with a par value of CHF 15 each at any time until May 13, 2013.

On May 31, 2012, we issued 8.7 million shares to Transocean Pacific Drilling Holdings Limited, for delivery to Quantum Pacific Management Limited, a third-party interest holder in Transocean Pacific Drilling Inc. (“TPDI”), in exchange for its 50%-ownership interest in TPDI. At December 31, 2012, the authorized share capital amounted to CHF 426,775,590, authorizing the issuance of a maximum 28,451,706 full paid-up shares with a par value of CHF 15 each at any time until May 13, 2013.

TRANSOCEAN LTD
NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

Dividend distribution — In May 2011, at our annual general meeting, our shareholders approved a dividend of USD 3.16 per outstanding share, payable in four equal installments of USD 0.79 per outstanding share, subject to certain limitations.  In May 2011, we transferred CHF 1,937 million out of General Legal Reserve — Reserve from Capital Contribution to Dividend Reserve from Capital Contribution and recognized a dividend payable in the amount of approximately CHF 935 million, recorded in other current liabilities, with the corresponding entry to Dividend Reserve.  On June 15, 2011, September 21, 2011 and December 21, 2011 we paid the first three installments, in the aggregate amount of CHF 676 million, to shareholders of record as of May 20, 2011, August 26, 2011 and November 25, 2011, respectively.  At December 31, 2011, the carrying amount of the unpaid distribution payable was CHF 259 million. On March 21, 2012, we paid the fourth and final installment of CHF 253 million and transferred the remaining CHF 6.1 million back to Dividend Reserve from Capital Contribution. The aggregate amount of the Dividend Reserve from Capital Contribution that was not used for the dividend payments, i.e., CHF 1,007,793, was transferred back to General Legal Reserve - Reserve from Capital Contribution.

Note 5 — Treasury Shares

	Number
	of shares	Share % (a)

Total treasury registered shares at December 31, 2010	16,144,620	4.82%
Transferred during the year under share-based compensation plans	(825,115)
Balance at December 31, 2011	15,319,505	4.20%

Transferred during the year under share-based compensation plans	(1,004,107)
Balance at December 31, 2012	14,315,398	3.83%

(a)         2010 share percentage is based on 335,235,298 shares issued. 2011 share percentage is based on 365,135,298 shares issued which included the 29.9 million authorized share capital increase in December 2011. 2012 share percentage is based on 373,830,649 shares issued, which includes the 8,695,351 authorized share capital increase in May 2012.

Shares held by subsidiary — In 2012 and 2011 1,004,107 and 825,115 treasury shares, respectively, were transferred to satisfy obligations under share-based compensation plans from the treasury shares issued to Transocean Inc. as part of the Redomestication Transaction in connection with obligations under share-based compensation plans.  The proceeds of the treasury share transfers in connection with exercises of options amounted to CHF 9 million and CHF 8.7 million for 2012 and 2011, respectively.  Transfers under restricted share awards schemes were at book value.

Share repurchase program — During the year ended December 31, 2010, following the authorization by our Board of Directors, we repurchased 2,863,267 of our shares under the share repurchase program for an aggregate purchase price of CHF 257 million.  There were no repurchases under this program in 2011 or 2012.  These shares have not been marked to market because they are to be cancelled.

Note 6 — Significant Shareholders

As of December 31, 2012 and 2011 we had no shareholders that, to the knowledge of the Company, were beneficial owners of more than 5% of the Company’s issued share capital.

Transocean held directly and indirectly through its affiliate, Transocean Inc., 14,315,398 and 15,319,505 treasury shares representing 3.83% and 4.20% of the issued share capital at December 31, 2012 and 2011, respectively, as outlined in Note 5 — Treasury Shares.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

Note 7 — Board of Directors Compensation

Directors who are employees of the Company do not receive compensation for Board service.  At present, all of the directors except Steven L. Newman are non-employees and receive compensation.

We use a combination of cash and equity incentive compensation to attract and retain qualified candidates to serve on our Board.  The Corporate Governance Committee annually reviews the compensation paid to non-executive directors and makes a recommendation to the Board regarding its determinations. When making its recommendations to the Board, the Corporate Governance Committee can exercise its discretion as to the level and mix of compensation paid to the directors.  In February 2012, based upon its review of director compensation and the advice of our former compensation consultant, the Corporate Governance Committee, in exercising its discretion, concluded that the total compensation received by non-executive directors was within a competitive range relative to members of the Company’s peer group generally used for the consideration of executive compensation and that the mix of cash and equity incentive compensation was appropriate and in line with current market competitive practice and recommended no change. Based on this recommendation, the Board exercised its discretion and left the compensation levels unchanged from those paid in 2011.

Non-employee director compensation is listed in the table below:

(in CHF)	2012 (a)	2011 (a)

Annual retainer	84,389	79,790
Additional annual retainer for Committee Chairmen:
Audit Committee	32,818	31,029
Executive Compensation Committee	18,753	17,731
Corporate Governance, Finance and Benefits, and Health, Safety and Environment Committees	9,377	8,866
Board meeting attendance fee (b)	2,344	2,216
Committee meeting attendance fee (c)	2,344	2,216
Grant of deferred units in CHF	245,814	228,440

(a)                                 Non-employee director compensation is paid in USD and did not change from 2011 to 2012.  The fees fluctuation from 2011 in the table above is due to the difference in exchange rate used for the presentation of the Swiss statutory financial statements.

(b)                                 The board meeting attendance fee is paid for those meetings that were attended in excess of the four regularly scheduled board meetings.

(c)                                  The committee meeting attendance fee is only paid for those meetings that were attended in excess of four regularly scheduled committee meetings.

Since May 2011, J. Michael Talbert has served the Company as its non-executive Chairman of the Board, in which capacity he has received a CHF 248,480 annual retainer, paid quarterly, in lieu of the annual retainer the other non-employee directors receive.  Until his retirement in May 2011, our former Chairman, Robert E. Rose, received a CHF 294,335 annual retainer, paid quarterly.  Prior to May 2011, Mr. Talbert served the Company as its non-executive Vice-Chairman of the Board, in which capacity he received a CHF 44,328 annual retainer, paid quarterly, in addition to the annual retainer the other non-employee directors received. Mr. Rose and Mr. Talbert also received the same meeting fees and the grant of deferred units to non-employee directors described above. All retainers are paid on a quarterly basis and are only paid for quarters in which the director actually served.

In addition, we pay or reimburse our directors’ travel and incidental expenses incurred for attending Board, committee and shareholder meetings and for other Company business-related purposes.

At our Board meeting held immediately after the 2012 annual general meeting of our shareholders, the Board granted 5,742 deferred units to each non-employee director equal in aggregate value to CHF 245,814 based upon the average price of the high and low sales prices of our shares for the 10 trading days immediately prior to the date of our Board meeting (calculated at CHF 42.81 per share).  The terms of the deferred units included vesting in equal installments over three years, on the first, second and third anniversaries of the date of grant, and a requirement that each director hold the vested deferred units or the shares attributable to such units until they leave the Board.  Vesting of the deferred units is not subject to any performance measures.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

The following table summarizes the compensation of our non-employee directors for 2012:

Name	Function	Total compensation (a)	Fees earned (b)	Annual deferred units (c)	Annual deferred units in shares
		(CHF)	(CHF)	(CHF)
J. Michael Talbert	Chairman of the Board	511,037	265,223	245,814	5,742
Glyn Barker (d), (e)	Member of the Board	305,242	59,428	245,814	5,742
Jagjeet Bindra (g), (h)	Member of the Board	337,683	91,869	245,814	5,742
Thomas W. Cason (d), (e)	Member of the Board	370,112	124,298	245,814	5,742
Vanessa C.L. Chang (d), (e)	Member of the Board	302,898	57,084	245,814	5,742
Chad Deaton (e), (h)	Member of the Board	305,242	59,428	245,814	5,742
Tan Ek Kia (f), (h)	Member of the Board	344,715	98,901	245,814	5,742
Steve Lucas (d), (e)	Member of the Board and Chairman of the Audit Committee	367,345	121,531	245,814	5,742
Martin B. McNamara (f), (g)	Member of the Board and Chairman of the Corporate Governance Committee	366,882	121,068	245,814	5,742
Edward R. Muller (f), (g)	Member of the Board and Chairman of the Executive Compensation Committee	372,456	126,642	245,814	5,742
Robert M. Sprague (f), (h)	Member of the Board and Chairman of the Health, Safety, and Environment Committee	366,882	121,068	245,814	5,742
Ian C. Strachan (d), (g)	Member of the Board and Chairman of the Finance/Benefits Committee	362,194	116,380	245,814	5,742
Total		4,312,688	1,362,920	2,949,768	68,904

(a)                                  Compensation for the period of Board membership from January 1, 2012 to December 31, 2012.

(b)                                  Fees earned from January 1, 2012 to December 31, 2012 include the retainer, meeting fees, and dividends earned on shares.

(c)                                   Deferred units are based on the fair value granted during the year.

(d)                                  Members of the Finance/Benefits Committee

(e)                                   Members of the Audit Committee

(f)                                    Members of Executive Compensation Committee

(g)                                   Members of Corporate Governance Committee

(h)                                  Members of Health, Safety, and Environment Committee

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

The following table summarizes the compensation of our non-employee directors for 2011:

Name	Function	Total compensation (a)	Fees earned (b)	Annual deferred units (c)	Annual deferred units in shares
		(CHF)	(CHF)	(CHF)
J. Michael Talbert	Chairman of the Board	450,505	222,065	228,440	3,768
Jagjeet Bindra (g), (h)	Member of the Board	286,993	58,553	228,440	3,768
Thomas W. Cason (d), (e)	Member of the Board and Chairman of the Audit Committee	380,177	151,737	228,440	3,768
Tan Ek Kia (f), (h)	Member of the Board	289,209	60,769	228,440	3,768
Steve Lucas (d), (e)	Member of the Board	298,075	69,635	228,440	3,768
Martin B. McNamara (f), (g)	Member of the Board and Chairman of the Corporate Governance Committee	344,715	116,275	228,440	3,768
Edward R. Muller (f), (g)	Member of the Board and Chairman of the Executive Compensation Committee	351,365	122,925	228,440	3,768
Robert M. Sprague (f), (h)	Member of the Board and Chairman of the Health, Safety, and Environment Committee	342,499	114,059	228,440	3,768
Ian C. Strachan (d), (e)	Member of the Board and Chairman of the Finance/Benefits Committee	358,014	129,574	228,440	3,768
Robert E. Rose	Chairman of the Board until May 13, 2011	147,167	147,167	—	—
W. Richard Anderson (i)	Member of the Board until June 29, 2011	45,960	45,960	—	—
Richard L. George	Member of the Board until February 11, 2011	19,947	19,947	—	—
Victor E. Grijalva	Member of the Board until May 13, 2011	46,544	46,544	—	—
Total		3,361,170	1,305,210	2,055,960	33,912

(a)                                  Compensation for the period of Board membership from January 1, 2011 to December 31, 2011.

(b)                                  Fees earned from January 1, 2011 to December 31, 2011 include the retainer, meeting fees, and dividends earned on shares.

(c)                                   Deferred units are based on the fair value granted during the year.

(d)                                  Members of the Finance/Benefits Committee

(e)                                   Members of the Audit Committee

(f)                                    Members of Executive Compensation Committee

(g)                                   Members of Corporate Governance Committee

(h)                                  Members of Health, Safety, and Environment Committee

(i)                                      Richard Anderson resigned on June 30, 2011 and forfeited his 2011 annual deferred units totaling CHF 228,440.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

Note 8 — Executive Management Compensation

The total compensation of the executive officers of the Company is summarized in the table below.  In accordance with its authority under the Company’s organizational regulations, the Board of Directors determined that all officers who meet the definition of officers under Section 16 of the Securities and Exchange Act of 1934, as amended, are members of the Company’s executive management (a). The table below reflects the determination by the Board of Directors of the composition of executive management.

Name	Function	Year	Total salary and other non share-based compensation	Total share-based compensation	Total compensation
			(CHF)	(CHF)	(CHF)

Steven L. Newman	President and Chief Executive Officer since March 1, 2010; and Member of the Board since May 14, 2010	2012 2011	3,609,175 2,513,300	7,987,650 5,174,603	11,596,825 7,687,903

Esa Ikaheimonen (b)	Executive Vice President, and Chief Financial Officer since November 15, 2012	2012 2011	596,907 —	681,100 —	1,278,007 —

Ihab Toma

Executive Vice President, Chief of Staff since October 1, 2012; Executive Vice President, Operations August 17, 2011 - October 1,2012; Executive Vice President, Global Business from August 16, 2010 to August 16, 2011

		2012 2011	1,713,814 1,458,247	2,315,269 1,176,091	4,029,083 2,634,338

John Stobart	Executive Vice President and Chief Operating Officer since October 1, 2012	2012 2011	619,186 —	915,485 —	1,534,671 —

Allen Katz (d)	Senior Vice President, Interim General Counsel since November 17, 2012	2012 2011	131,931 —	1,345,277 —	1,477,208 —

David Tonnel (c)	Senior Vice President, Finance and Controller since March 1, 2012	2012 2011	1,050,259 —	1,389,147 —	2,439,406 —

Ricardo H. Rosa (b)	Executive Vice President and Chief Financial Officer from August 17, 2011 - January 9, 2012; Senior Vice President and Chief Financial Officer until August, 16, 2011	2012 2011	1,239,274 1,343,933	— 1,176,091	1,239,274 2,520,024

Robert S. Shaw (c)	Vice President and Controller from December 1, 2011 - January 25, 2012	2012 2011	518,417 134,435	— 382,435	518,417 516,870

Nick Deeming (d)	Senior Vice President, General Counsel and Assistant Corporate Secretary from February 7, 2011 - October 23, 2012	2012 2011	2,695,007 2,005,223	2,315,269 1,651,564	5,010,276 3,656,787

Gregory L. Cauthen (b) (c)	Executive Vice President and Interim Chief Financial Officer from January 9, 2012 - November 15, 2012	2012 2011	1,191,206 —	2,084,513 —	3,275,719 —

Eric B. Brown	Senior Vice President and General Counsel until Feb 11, 2011	2012 2011	— 407,720	— —	— 407,720

John H. Briscoe	Vice President and Controller until August 4, 2011	2012 2011	— 201,986	— 470,400	— 672,386

Arnaud Bobillier	Executive Vice President, Operations Integrity from August 17, 2011 - December 31, 2011; Executive Vice President, Asset and Performance until August 16, 2011	2012 2011	— 800,073	— 1,176,091	— 1,976,164

Total		2012	13,365,176	19,033,710	32,398,886
		2011	8,864,917	11,207,275	20,072,192

(a)                                   The Board of Directors has determined that the officers who had assumed the responsibilities of General Counsel from October 23, 2012 until November 16, 2012 were not members of the Company’s executive management.

(b)                                   On January 5, 2012, Transocean Ltd. announced that Ricardo Rosa had stepped down as Executive Vice President and Chief Financial Officer effective January 9, 2012. Mr. Rosa subsequently retired from Transocean effective April 30, 2012. Effective January 9, 2012 until November 15, 2012 Greg L. Cauthen served as Interim Chief Financial Officer. Effective November 15, 2012, Esa Ikaheimonen joined Transocean as Executive Vice President and Chief Financial Officer.

(c)                                    On January 25, 2012, Robert Shaw notified Transocean Ltd. of his resignation as Vice President, Controller and Principal Accounting Officer. Effective immediately, Greg L. Cauthen was appointed Interim Controller and Principal Accounting Officer. On February 17, 2012 the Board of Directors appointed David Tonnel as Senior Vice President, Finance and Controller and Principal Accounting Officer, effective March 1, 2012.

(d)                                   On October 23, 2012, Transocean Ltd. announced that Nick Deeming had stepped down as Senior Vice President and General Counsel, effective immediately. Effective November 17, 2012 and until a replacement is named, Allen Katz will serve as Interim General Counsel.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

The following tables show the gross payments (i.e. compensation before deduction of employee social insurance and pension contributions) that were made to or on behalf of the executive officers of the Company in 2012 and 2011 but excluding share-based compensation, which is shown in separate tables below. The bonus is presented on an accrual basis and the tax equalization payments to the executive officers are presented on a cash basis.

For the year 2012

Name	Base salary	Bonus (c)	Additional compensation (a)	Swiss tax on global earnings and benefts	Employer’s pension contributions	Employer’s social security payments (b)	Total
	(CHF)	(CHF)	(CHF)	(CHF)	(CHF)	(CHF)	(CHF)
Steven L. Newman	1,070,495	1,444,003	419,413	595,457	14,065	65,742	3,609,175
Esa Ikaheimonen (d)	84,078	306,088	107,908	47,181	19,394	32,258	596,907
Ihab Toma	541,288	461,272	282,780	204,542	95,916	128,016	1,713,814
John Stobart (e)	144,165	437,703	17,657	—	721	18,940	619,186
Allen Katz	68,193	57,056	—	—	—	6,682	131,931
David Tonnel	363,694	227,233	339,586	—	40,690	79,056	1,050,259
Ricardo H. Rosa	201,666	160,011	652,516	59,206	44,163	121,712	1,239,274
Robert S. Shaw (f)	68,371	33,718	371,059	14,289	1,641	29,339	518,417
Nick Deeming (f)	482,203	387,804	1,098,731	326,994	115,683	283,592	2,695,007
Gregory L. Cauthen	587,600	506,686	21,041	26,585	11,815	37,479	1,191,206
Total	3,611,753	4,021,574	3,310,691	1,274,254	344,088	802,816	13,365,176

(a)                                  Additional compensation includes tax reimbursements; relocation pay and moving expenses; housing, automobile, home leave and cost of living allowances; unused vacation payout; dividend equivalents; and other company reimbursed expenses and benefits provided to expatriate employees.

(b)                                  Employer’s social security payments include costs of health benefits, such as medical and dental insurance, and unemployment and social security taxes.

(c)                                   Bonus disclosed on an accrual basis.

(d)                                  Mr. Ikaheimonen’s bonus includes a sign-on bonus of CHF 233,176, paid in November, 2012.

(e)                                   Mr. Stobart’s bonus includes a sign-on bonus of CHF 281,298, paid in October, 2012.

(f)                                    Mr. Shaw’s and Mr. Deeming’s bonus represents the pro-rated target bonus for days worked in 2012.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

For the year 2011

Name	Base salary	Bonus (c)	Additional compensation (a)	Swiss tax on global earnings and benefts	Employer’s pension contributions	Employer’s social security payments (b)	Total
	(CHF)	(CHF)	(CHF)	(CHF)	(CHF)	(CHF)	(CHF)
Steven L. Newman	953,041	607,813	446,331	458,506	13,032	34,577	2,513,300
Ihab Toma	517,833	248,234	315,630	180,186	93,370	102,994	1,458,247
Nick Deeming (d)	522,029	632,795	395,907	210,016	135,801	108,675	2,005,223
Arnaud Bobillier	324,629	—	215,304	113,932	81,116	65,092	800,073
Ricardo H. Rosa	597,257	—	313,689	185,985	132,490	114,512	1,343,933
Rob Shaw	27,341	—	45,163	45,163	4,893	11,875	134,435
Eric B. Brown	48,061	139,682	111,363	100,728	2,145	5,741	407,720
John H. Briscoe	156,859	—	19,395	—	7,514	18,218	201,986
Total	3,147,050	1,628,524	1,862,782	1,294,516	470,361	461,684	8,864,917

(a)                                  Additional compensation includes tax reimbursements, relocation pay, housing allowance, car allowance, vacation payoff, cost of living allowance, other company reimbursed expenses and benefits provided to expatriate employees.

(b)                                  Employer’s social security payments include costs of health benefits, such as medical and dental insurance, and unemployment and social security taxes.

(c)                                   Bonus disclosed on an accrual basis.

(d)                                  Mr. Deeming’s bonus represents an annual bonus of CHF 250,132 and a sign-on bonus paid in February 2011 of CHF 382,663.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

Share-based compensation granted to the executive officers of the Company during 2012 and 2011 is summarized in the tables below.  The vesting dates of the respective awards, principally granted under the long-term incentive plan (“LTIP”), are listed in the footnotes to the tables.  The numbers of shares awarded under the LTIP and their valuation assume 100% vesting, although less than 100% may actually vest.

As of December 31, 2012

Name	Restricted stock units - 2012 (a)	Fair value - 2012 restricted stock units (b)	2012 contingent deferred units in shares(c)	Fair value — 2012 contingent deferred units (b)	Option shares - 2012 (d)	Fair value — 2012 options (b)	Total fair value of share-based awards granted in 2012
		(CHF)		(CHF)		(CHF)	(CHF)
Steven L. Newman	54,292	2,585,589	54,292	2,979,103	132,244	2,422,958	7,987,650
Esa Ikaheimonen (e)	16,167	681,100	—	—	—	—	681,100
Ihab Toma	15,737	749,455	15,737	863,518	38,331	702,296	2,315,269
John Stobart (e)	21,124	915,485	—	—	—	—	915,485
Allen Katz (e)	32,328	1,345,277	—	—	—	—	1,345,277
David Tonnel	9,442	449,663	9,442	518,100	22,999	421,384	1,389,147
Ricardo H. Rosa (g)	—	—	—	—	—	—	—
Robert S. Shaw (h)	—	—	—	—	—	—	—
Nick Deeming	15,737	749,455	15,737	863,518	38,331	702,296	2,315,269
Gregory L. Cauthen (f)	52,612	2,084,513	—	—	—	—	2,084,513
Total	217,439	9,560,537	95,208	5,224,239	231,905	4,248,934	19,033,710

(a)                                       The number of time-vested restricted stock units (“RSUs”) granted to the executives under the LTIP were on February 17, 2012 except where noted.

(b)                                       The fair value was calculated using the share price on date of grant for RSUs, a Monte Carlo simulation model for contingent deferred units (“CDUs”) and option pricing models for Non-Qualified Stock Options grants.

(c)                                       The number of CDUs granted to the executives under the LTIP on February 17, 2012.  The 2012 CDUs awards are based upon the achievement of the performance standard over the three-year period ending on December 31, 2014. The actual number of deferred units received will be determined in the first sixty days of 2014 and it is contingent on our performance in Total Shareholder Return relative to a sub-group of our peer group. The above table reflects target number of shares to be received and actual shares will be determined based on performance thresholds.

(d)                                       The number of options granted to the executives under the LTIP. The options vest in one-third increments over a three-year period on the anniversary of the date of grant.

(e)                                       Mr. Ikaheimonen’s, Mr. Stobart’s, and Mr. Katz’s RSUs were granted as sign-on awards on November 15, 2012, October 1, 2012, and November 17, 2012, respectively.

(f)                                        Mr. Cauthen was granted RSUs on January 09, 2012 as per his employment agreement and on July 01, 2012 as per the first amendment to his employment agreement.

(g)                                       Mr. Rosa was not granted any restricted stock or deferred units prior to his retirement on April 30, 2012.

(h)                                       Mr. Shaw was not granted any restricted stock or deferred units prior to his termination on January 25, 2012.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

As of December 31, 2011

Name	Restricted stock units - 2011 (a)	Fair value - 2011 restricted stock units (b)	2011 contingent deferred units in shares(c)	Fair value — 2011 contingent deferred units (b)	Option shares - 2011 (d)	Fair value — 2011 options (b)	Total fair value of share-based awards granted in 2011
		(CHF)		(CHF)		(CHF)	(CHF)
Steven L. Newman	29,294	2,045,444	29,294	2,043,626	57,621	1,085,533	5,174,603
Ihab Toma	6,658	464,893	6,658	464,480	13,096	246,718	1,176,091
Nick Deeming	13,383	940,366	6,658	464,480	13,096	246,718	1,651,564
Arnaud Bobillier	6,658	464,893	6,658	464,480	13,096	246,718	1,176,091
Ricardo H. Rosa	6,658	464,893	6,658	464,480	13,096	246,718	1,176,091
Rob Shaw	9,869	382,435	—	—	—	—	382,435
Eric B. Brown (e)	—	—	—	—	—	—	—
John H. Briscoe	2,663	185,777	2,663	185,943	5,238	98,680	470,400
Total	75,183	4,948,701	58,589	4,087,489	115,243	2,171,085	11,207,275

(a)                                       The number of time-vested RSUs granted to the executives under the LTIP was on February 10, 2011 except for Rob Shaw’s, which were granted on December 1, 2011.

(b)                                       The fair value was calculated using the share price on date of grant for RSUs, a Monte Carlo simulation model for CDUs and option pricing models for Non-Qualified Stock Options grants.

(c)                                       The number of CDUs granted to the executives under the LTIP on February 10, 2011.  The 2011 CDUs awards are based upon the achievement of the performance standard over the three-year period ending on December 31, 2013. The actual number of deferred units received will be determined in the first sixty days of 2014 and it is contingent on our performance in Total Shareholder Return relative to a sub-group of our peer group. The above table reflects target number of shares to be received and actual shares will be determined based on performance thresholds.

(d)                                       The number of options granted to the executives under the LTIP. The options vest in one-third increments over a three-year period on the anniversary of the date of grant.

(e)                                       Mr. Brown was not granted any restricted stock or deferred units prior to his August 31, 2011 retirement.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

Note 9 — Share Ownership — Board of Directors and Executive Management

As of December 31, 2012 and 2011, the members of the Board of Directors held the following numbers of shares:

	2012		2011
Name	Vested and unvested deferred units and restricted shares (a)	Options and SARs	Vested and unvested deferred units and restricted shares (a)	Options and SARs
J. Michael Talbert	25,447	—	19,705	—
Glyn Barker	5,742	—	—	—
Jagjeet Bindra	9,510	—	3,768	—
Thomas W. Cason	28,518	20,374	22,776	25,468
Vanessa C.L. Chang	5,942	—	—	—
Chad Deaton	6,742	—	—	—
Tan Ek Kia	9,510	—	3,768	—
Steve Lucas	9,510	—	3,768	—
Martin B. McNamara	44,807	5,635	37,985	11,270
Edward R. Muller	25,032	13,370	19,290	13,370
Steven L. Newman	193,972	371,764	56,276	239,520
Robert M. Sprague	24,661	—	18,919	—
Ian C. Strachan	29,535	5,635	22,719	11,270
Total	418,928	416,778	208,974	300,898

(a)                                 Includes privately held shares, U.S. retirement savings plan shares, and shares subject to deferred compensation.

As of December 31, 2012 and 2011, the executive officers of the Company held the following number of shares and the conditional rights to receive shares under the LTIP plan:

As of December 31, 2012

Name	Total number of shares held (a)	Number of granted shares vesting in 2013 (b)	Number of granted shares vesting in 2014 (b)	Number of granted shares vesting in 2015 (b)	Total
Steven L. Newman	36,564	57,156	82,154	18,098	193,972
Esa Ikaheimonen	—	5,389	5,389	5,389	16,167
Ihab Toma	13,262	17,260	23,203	5,246	58,971
John Stobart	—	7,041	7,041	7,042	21,124
Allen Katz	—	10,776	10,776	10,776	32,328
David Tonnel	10,058	11,679	14,069	3,148	38,954
Ricardo H. Rosa (c), (d)	—	2,808	—	—	2,808
Robert S. Shaw (c), (e)	—	755	—	—	755
Nick Deeming (c), (f)	—	3,919	3,739	—	7,658
Gregory L. Cauthen (c)	—	17,536	17,538	17,538	52,612
Total	59,884	134,319	163,909	67,237	425,349

(a)                                 Shares held include privately held shares, U.S. retirement savings plan shares and employee stock purchase plan shares.

(b)                                 The number of shares includes the vesting of time-based RSUs and performance based CDUs, which will vest in the 2013, 2014, and 2015.

(c)                                  Mr. Rosa, Mr. Shaw, Mr. Deeming, and Mr. Cauthen are no longer employees of the Company as of December 31, 2012 and therefore we do not disclose their common share holdings.

(d)                                 Mr. Rosa’s 2,808 shares vesting in 2013 are CDUs and will not vest until the performance period is complete.

(e)                                  Mr. Shaw’s 755 shares vesting in 2013 are CDUs and will not vest until the performance period is complete.

(f)                                   Mr. Deeming’s shares vesting in 2013 and 2014 are CDUs and will not vest until the respective performance periods are complete.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

As of December 31, 2011

Name	Total number of shares held (a)	Number of granted shares vesting in 2012 (b)	Number of granted shares vesting in 2013 (b)	Number of granted shares vesting in 2014 (b)	Total
Steven L. Newman	26,982	40,670	39,059	9,765	116,476
Ihab Toma	6,848	13,635	12,015	2,220	34,718
Nick Deeming	—	4,460	11,119	4,462	20,041
Arnaud Bobillier (c)	—	13,941	12,015	2,220	28,176
Ricardo H. Rosa	16,181	14,987	13,060	2,220	46,448
Rob Shaw	1,458	6,046	8,045	3,956	19,505
Eric B. Brown (c), (d)	—	8,585	—	—	8,585
John H. Briscoe (c)	—	—	—	—	—
Total	51,469	102,324	95,313	24,843	273,949

(a)                                 Shares held include privately held shares, U.S. retirement savings plan shares and employee stock purchase plan shares.

(b)                                 The number of shares includes the vesting of time-based RSUs and performance based CDUs, which will vest in the 2012, 2013, and 2014.

(c)                                  Mr. Bobillier, Mr. Brown and Mr. Briscoe are no longer employees of the Company as of December 31, 2011 and therefore we do not disclose their common share holdings.

(d)                                 Mr. Brown’s 8,585 shares vesting in 2012 are CDUs associated with his August 31, 2011 retirement, and will not vest until the performance period is completed.

Furthermore, as of December 31, 2012 and 2011, the following executive officers of the Company held the following vested and unvested stock options:

As of December 31, 2012

Name	Number of granted option shares vested and outstanding	Number of granted option shares vesting in 2013	Number of granted option shares vesting in 2014	Number of granted option shares vesting in 2015	Total
Steven L. Newman	179,881	84,513	63,288	44,082	371,764
Esa Ikaheimonen	—	—	—	—	—
Ihab Toma	21,075	21,859	17,143	12,777	72,854
John Stobart	—	—	—	—	—
Allen Katz	—	—	—	—	—
David Tonnel	26,065	14,507	10,577	7,667	58,816
Ricardo H. Rosa (a)	50,298	10,261	4,366	—	64,925
Robert S. Shaw	1,309	—	—	—	1,309
Nick Deeming	4,365	—	—	—	4,365
Gregory L. Cauthen	6,593	—	—	—	6,593
Total	289,586	131,140	95,374	64,526	580,626

(a)                               Mr. Rosa’s option shares awarded in 2010 and 2011 will continue to vest in 2013 and 2014, respectively, in accordance with his separation agreement.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

As of December 31, 2011

Name	Number of granted option shares vested and outstanding	Number of granted option shares vesting in 2012	Number of granted option shares vesting in 2013	Number of granted option shares vesting in 2014	Total
Steven L. Newman	120,782	59,099	40,432	19,207	239,520
Ihab Toma	9,567	11,508	9,082	4,366	34,523
Nick Deeming	—	4,365	4,365	4,366	13,096
Arnaud Bobillier	41,047	20,443	10,261	4,366	76,117
Ricardo H. Rosa	31,891	18,407	10,261	4,366	64,925
Rob Shaw	—	1,309	1,310	1,310	3,929
Eric B. Brown (a)	64,870	—	—	—	64,870
John H. Briscoe (b)	—	—	—	—	—
Total	268,157	115,131	75,711	37,981	496,980

(a)         Mr. Brown’s option shares were vested on August 31, 2011 in association with his retirement.

(b)         All of Mr. Briscoe’s vested option shares expired 90 days following his August 5, 2011 resignation.

Note 10 — Credits and Loans Granted to Governing Bodies

In 2012, there were no credits or loans granted to active or former members of the Company’s Board of Directors, members of the executive management or to any related persons and at December 31, 2012, there are no such credits or loans outstanding.

Note 11 — Risk Assessment Disclosure

Transocean Ltd., as the ultimate parent company of Transocean Inc., Transocean Management Ltd., and Transocean Services AS, is fully integrated into the group-wide internal risk assessment process.

The group-wide internal risk assessment process consists of regular reporting to the Board of Directors of Transocean Ltd. on identified risks and management’s reaction to them.  The procedures and actions to identify the risks, and where appropriate remediate, are performed by specific corporate functions (e.g. Treasury, Legal, Internal Audit, Engineering and Operations) as well as by the operating divisions of the group.

These functions and divisions have the responsibility to support and monitor the group-wide procedures and processes to ensure their effective execution.

Note 12 — Guarantees and Commitments

Transocean Inc. Debt —Transocean Inc., our affiliate, is the issuer of certain debt securities that we have guaranteed.  The guaranteed debt includes certain notes, revolving credit facilities, debentures, surety bonds, letters of credit, and convertible note obligations totaling approximately USD 9.6 billion (CHF 8.7 billion) and approximately USD 9.7 billion (CHF 9.1 billion) as of December 31, 2012 and 2011, respectively.  There are no significant restrictions on our ability to obtain funds from our consolidated subsidiaries or entities, accounted for under the cost method, through dividends, loans or return of capital distributions.

Norway Tax Investigations — Certain of our subsidiaries are involved in ongoing investigations by Norwegian civil tax and criminal authorities relating to various transactions undertaken in 2001 and 2002 as well as the actions of certain employees of our former external tax advisors on these transactions. The authorities issued tax assessments related to certain restructuring transactions, migration of a subsidiary that was previously subject to tax in Norway, a 2001 dividend payment, certain foreign exchange deductions and dividend withholding tax.  Transocean Ltd. has provided a guarantee of approximately USD 118 million (CHF 108 million) with respect to these tax disputes.

Transocean Management Ltd. Office Lease —Transocean Management Ltd., our affiliate, is the provider of management and administrative services to the Company and leases its principal offices in Vernier, Switzerland. Transocean Ltd., through a credit facility, has provided a guarantee for the full amount of the lease obligation for this office space. This guarantee totaled CHF 460 thousand as of December 31, 2012 and 2011, respectively.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

Note 13 — Contingencies

Overview — On April 22, 2010, the Ultra-Deepwater Floater Deepwater Horizon, a rig owned and operated by our wholly-owned subsidiaries, sank after a blowout of the Macondo well caused a fire and explosion on the rig.  Transocean Ltd. and several of our wholly-owned subsidiaries have been named in lawsuits related to the Macondo well incident. Although the potential impact is uncertain, the Company and its subsidiaries have excess liability insurance coverage as well as contractual indemnities from the operator of the well.

Federal securities claims — A federal securities class action is currently pending in the U.S. District Court, Southern District of New York, naming us and former chief executive officers of Transocean Ltd. and one of our acquired companies as defendants.  In the action, a former shareholder of the acquired company alleges that the joint proxy statement related to our shareholder meeting in connection with our merger with the acquired company violated Section 14(a) of the Exchange Act of 1934 (the “Exchange Act”), Rule 14a-9 promulgated thereunder and Section 20(a) of the Exchange Act.  The plaintiff claims that the acquired company’s shareholders received inadequate consideration for their shares as a result of the alleged violations and seeks compensatory and rescissory damages and attorneys’ fees.  In addition, we are obligated to pay the defense fees and costs for the individual defendants, which may be covered by our directors’ and officers’ liability insurance, subject to a deductible.  On October 4, 2012, the court denied our motion to dismiss the action.  On October 5, 2012, we asked the court to stay the action pending a decision by the Second Circuit Court of Appeals in an unrelated action involving other parties on the grounds that the Second Circuit’s decision could be relevant to the disposition of this case. On October 10, 2012, the court stayed discovery pending a decision on the motion to stay.  See Note 15—Subsequent Events.

Shareholder derivative claims — In June 2010, two shareholder derivative suits were filed by our shareholders naming us as a nominal defendant and certain of our current and former officers and directors as defendants in state district court in Texas.  These cases allege breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement and waste of corporate assets in connection with the Macondo well incident.  The plaintiffs are generally seeking to recover, on behalf of us, damages to the corporation and disgorgement of all profits, benefits, and other compensation from the individual defendants.  Any recovery of the damages or disgorgement by the plaintiffs in these actions would be paid to us.  If the plaintiffs prevail, we could be required to pay plaintiffs’ attorneys’ fees.  In addition, we are obligated to pay the defense fees and costs for the individual defendants, which may be covered by our directors’ and officers’ liability insurance, subject to a deductible.  The two actions have been consolidated before a single judge.  The defendants have filed a motion to dismiss the complaint on the ground that if the actions are to proceed they must be maintained in the courts of Switzerland and on the ground that the plaintiffs lack standing to assert the claims alleged.  See Note 15—Subsequent Events.

Wrongful death and personal injury claims — As of January 14, 2013, we have been named, along with other unaffiliated defendants, in nine complaints that were pending in state and federal courts in Louisiana and Texas involving multiple plaintiffs that allege wrongful death and other personal injuries arising out of the Macondo well incident.  Per the order of the Multi-District Litigation Panel, these claims have been centralized for discovery purposes in the U.S. District Court, Eastern District of Louisiana.  The complaints generally allege negligence and seek awards of unspecified economic damages and punitive damages.  BP, MI-SWACO, Weatherford Ltd. and Cameron and certain of their affiliates, have, based on contractual arrangements, also made indemnity demands upon us with respect to personal injury and wrongful death claims asserted by our employees or representatives of our employees against these entities.

Swiss Value Added Tax —The Company is part of a group of Swiss entities, which are jointly and severally liable for the whole Swiss Value Added Tax amount due to the Swiss Tax authorities by this group.

Note 14 — Related Party Transactions

We issued 15 million of our shares (treasury shares) to Transocean Inc. upon Redomestication in 2008, 11 million and 12 million of which remain available as of December 31, 2012 and 2011, respectively, for our future use to satisfy our obligation to deliver shares in connection with awards granted under our incentive plans, warrants or other right to acquire our shares.

On September 14, 2012, Transocean Ltd. funded approximately CHF 155 million to Transocean Services AS, in return for 20,000 shares each with a face value of NOK 100 per share, representing an increase in ownership from 99.09% as of December 31, 2011 to 99.23% as of December 31, 2012.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS - Continued

In October 2011, Transocean Services AS completed an acquisition of Aker Drilling ASA, a Norwegian company formerly listed on the Oslo Stock Exchange.  In connection with the acquisition, Transocean Services AS acquired two Harsh Environment Ultra-Deepwater semisubmersibles currently operating on long-term contracts in Norway, and two Ultra-Deepwater drillships currently under construction at the Daewoo Shipbuilding & Marine Engineering Co. Ltd. shipyard in Korea, which have expected deliveries in 2014.

On June 1, 2011, Transocean Ltd. entered into a credit agreement for a USD 2 billion revolving credit facility with Transocean Inc., the lender.  The variable interest rate was 2.0 percent on December 31, 2012.  The outstanding balance was USD 594 million (CHF 543 million) and USD 495 million (CHF 465 million) for the years ended December 31, 2012 and 2011, respectively.

Transocean Ltd. subsidiaries perform certain general and administrative services on our behalf, including executive administration, procurement and payables, treasury and cash management, personnel and payroll, accounting and other administrative functions. These expenses are presented in general and administrative expenses in the statement of operations and totaled CHF 19 million and 16 million for the years ended December 31, 2012 and 2011, of which CHF 12 million and CHF 10 million related to personnel expenses for the year ended December 31, 2012 and 2011, respectively.

Note 15 — Subsequent Events

Guarantee of Settlement of Macondo Well Litigation — On January 3, 2013, certain subsidiaries of Transocean Ltd. reached agreements with the U.S. Department of Justice (“DOJ”) to resolve certain matters arising from the Macondo well incident. The agreements consist of the Plea Agreement that resolves certain federal criminal charges that may be brought by the DOJ and the Consent Decree that resolves certain claims by the DOJ, the U.S. Environmental Protection Agency and the U.S. Coast Guard against Transocean Deepwater Inc., Transocean Offshore Deepwater Drilling Inc., Transocean Holdings LLC, and Triton Asset Leasing GmbH (the “Transocean Defendants”) and certain incidents of noncompliance that were alleged by the Bureau of Safety and Environmental Agency .

Pursuant to a cooperation guilty plea agreement, one of our subsidiaries pled guilty on February 14, 2013 to one misdemeanor count of negligently discharging oil in the Gulf of Mexico, in violation of the Clean Water Act. The court accepted the Plea Agreement on February 14, 2013 and imposed the agreed-upon sentence. As part of this resolution, under the terms of the plea agreement and the consent decree, certain subsidiaries of Transocean Ltd. agreed to pay USD 1.4 billion (CHF 1.3 billion) in fines, recoveries and civil penalties, excluding interest, in scheduled payments over a five-year period through 2017. Transocean Ltd. has agreed to provide a guarantee of the USD 1.4 billion (CHF 1.3 billion) in scheduled payments pursuant to the Plea Agreement and the respective obligations of the Transocean Defendants pursuant to the Consent Decree.

On February 25, 2013, certain of our subsidiaries (the “Respondents”) reached an administrative agreement (the “EPA Agreement”) with the United States Environmental Protection Agency (the “EPA”). The EPA Agreement resolves all matters relating to suspension, debarment and statutory disqualification arising from the matters contemplated by the Plea Agreement. Subject to compliance with the terms of the EPA Agreement, the EPA has agreed that it will not suspend, debar or statutorily disqualify the Respondents and will lift any existing suspension, debarment or statutory disqualification. Transocean Ltd. has agreed to provide a guarantee of the obligations of the Respondents pursuant to the EPA Agreement.

Shareholder derivative claims — In connection with two shareholder derivative suits originally filed in June 2010, one of the plaintiffs in January 2013 re-filed a complaint that was previously dismissed seeking to recover damages to the corporation and disgorgement of all profits, benefits, and other compensation from the individual defendants. We intend to file our motion to dismiss in March 2013.

Federal Securities Claims — On February 19, 2013, the U.S. District Court, Southern District of New York, granted our motion to stay the federal securities class action against us, former chief executive officers of Transocean Ltd. and one of our acquired companies before such court pending the decision of the Second Circuit Court of Appeals.

Significant Shareholders — On February 1, 2013, the Company received notice from BlackRock, Inc. that it, together with certain of its affiliates, is the beneficial owner of 5.00% of the Company’s issued share capital or 18,706,254 shares.

On February 4, 2013, the Company received notice from Mr. Carl C. Icahn that he, through certain of his affiliates, is the beneficial owner of 5.39% of the Company’s issued share capital or 20,159,035 shares.

On February 20, 2013, the Company received notice from The Capital Group Companies, Inc. that it, together with certain of its affiliates, is the beneficial owner of 5.27% of the Company’s issued share capital or 19,705,570 shares.

TRANSOCEAN LTD.

Proposed Appropriation of Available Earnings

The Board of Directors proposes that the Annual General Meeting in 2013 approve the following appropriation:

	December 31,	December 31,
(in CHF thousands)	2012	2011

Balance brought forward from previous years	161,491	261,689
Net profit / (loss) of the year	(71,207)	(100,198)
Total available earnings	90,284	161,491

Balance to be carried forward on this account	90,284	161,491